UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2011

Double Eagle Holdings, Ltd.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

20900 NE 30th Avenue, Eighth Floor, Aventura, FL 33180
 (Address of principal executive offices and zip code)

(305) 503-3873
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the Company’s entry into of an Exchange Agreement.

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01  Entry Into a Material Definitive Agreement.
Item 2.01  Completion of Acquisition or Disposition of Assets.
Item 3.02  Unregistered Sales of Equity Securities.
Item 5.01  Changes in Control of Registrant.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Double Eagle Holdings, Ltd. after giving effect to our acquisition of certain assets., and the related transactions described below, unless the context requires otherwise.

All dollar amounts in this report refer to U.S. dollars unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 14, 2011, Maurice E. Durschlag, our former President, Chief Executive Officer, Secretary, Treasurer and director, assigned and transferred the assets of two privately held companies, Fuse Science, Inc. and Skin Science, Inc., to a newly formed entity Fuse Science, Inc. (“Fuse Science”), of which he was one of four owners, and owned 23% of the outstanding shares.  Adam Adler, our current Chief Executive Officer, and Brian Tuffin, our current President and Chief Operating Officer, each owned 27% and 26%, respectively, of the outstanding shares of Fuse Science.  Pursuant to an Exchange Agreement (the “Exchange Agreement”), dated April 14, 2011, by and between the Company, Maurice E. Durschlag, Adam Adler, Lenny Adler and Brian Tuffin (collectively, the “Sellers”), the Sellers have exchanged all the common stock of Fuse Science for an aggregate of 23,297,000 shares of the Company’s common stock such that Fuse Science is now a wholly owned subsidiary of the Company. In connection with the Exchange Agreement described above, the following shares of common stock of the Company were issued:  (i) 5,445,500 shares were issued to Maurice E. Durschlag; (ii) 6,007,000 shares were issued to Brian Tuffin; (iii) 6,332,300 shares were issued to Adam Adler; and (iv) 5,512,500 shares were issued to Lenny Adler.  A copy of the Exchange Agreement is filed herewith as Exhibit 10.1.

On April 14, 2011, the Company entered into a Consulting Agreement with Maurice E. Durschlag pursuant to which Mr. Durschlag will be engaged as a consultant to the Company for a one-year period.   Subject to meeting certain financial milestones, it is expected that Mr. Durschlag will receive One Hundred Thousand Dollars ($100,000) for his services as a consultant to the Company.  In addition, in accordance with the terms of his patent assignment and technology transfer agreement with Fuse Science, he is entitled to an annual royalty equal to: (i) five percent (5%) of the annual gross revenue derived by Fuse Science from the sale of products that incorporate the technology to the extent such gross revenue during such year is in excess of One Hundred Thousand Dollars ($100,000) but less than Ten Million Dollars ($10,000,000) and (ii) two and a half percent (2.5%) of the annual gross revenue derived by Fuse Science from the sale of products that incorporate the technology to the extent such annual gross revenue is in excess of Ten Million Dollars ($10,000,000); provided, however, that it is anticipated that no royalty will be paid on annual gross revenue to the extent such revenue exceeds Fifty Million Dollars ($50,000,000). As such, the maximum royalty that would be paid in any one year would be One Million Four Hundred Seventy-Five Thousand Dollars ($1,475,000).  A copy of the Consulting Agreement is filed herewith as Exhibit 10.2.

On April 14, 2011, the Company entered into an employment agreement with Adam Adler (the “Adler Employment Agreement”) pursuant to which Mr. Adler became the Chief Executive Officer of the Company.  The term of the Adler Employment Agreement is on an at-will basis from the execution date of the Adler Employment Agreement unless terminated earlier in accordance with the terms of the Adler Employment Agreement.  Mr. Adler shall receive a base salary of Eighteen Thousand Dollars ($18,000) per month, provided the Company has adequate funds to make such payment, and a monthly car allowance of $1,000.  Mr. Adler may also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity in the sole and absolute discretion of the Board of Directors of the Company.  A copy of the Adler Employment Agreement is filed herewith as Exhibit 10.3.

On April 14, 2011, the Company entered into an employment agreement with Brian Tuffin (the “Tuffin Employment Agreement”) pursuant to which Mr. Tuffin became the President and Chief Operating Officer of the Company.  The term of the Tuffin Employment Agreement is on an at-will basis from the execution date of the Tuffin Employment Agreement unless terminated earlier in accordance with the terms of the Tuffin Employment Agreement.  Mr. Tuffin shall receive a base salary of Eighteen Thousand Dollars ($18,000) per month, provided the Company has adequate funds to make such payment, and a monthly car allowance of $1,000.  Mr. Tuffin may also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity in the sole and absolute discretion of the Board of Directors of the Company.  A copy of the Tuffin Employment Agreement is filed herewith as Exhibit 10.4.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 14, 2011, Maurice E. Durschlag, our former President, Chief Executive Officer, Secretary, Treasurer and director, assigned and transferred the assets of two privately held companies, Fuse Science, Inc. and Skin Science, Inc., to Fuse Science.  Fuse Science, Inc. has developed several concentrated sublingual drops to include electrolytes for sports, caffeine drops for energy and vitamin drops for children.  Skin Science, Inc. has a patent-pending system including manufactured thin film incorporating natural and synthetic active ingredients that when applied in conjunction with heat and moisture increase the overall health and beauty of the skin.  Skin Science, Inc. has also formulated a product for acne treatment.  Pursuant to the Exchange Agreement described above, Fuse Science is now a wholly owned subsidiary of the Company, such that the patents and technology that were transferred to Fuse Science are now owned by the Company.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

In April 2011 we issued an aggregate of 23,297,000 shares of common stock of the Company in connection with the Exchange Agreement described above. These securities were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended.  The issuance did not involve any general solicitation or advertising by us.  Certificates evidencing the securities contain a legend stating restrictions on transfer to which the securities are subject.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

See prior Item 3.02 for a description of the securities that were issued in connection with the Exchange Agreement and Item 5.02 for a description of the changes in our officers and directors.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS.

On April 14, 2011, the Company received written notice of the resignation of Maurice E. Durschlag as President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, effective as of April 14, 2011.  On April 14, 2011, the Company received written notice of the resignation of Erik S. Phillips as a director of the Company, effective as of April 14, 2011.  On April 14, 2011, the Board of Directors appointed (i) Adam Adler to be Chief Executive Officer of the Company and (ii) Brian Tuffin to be President and Chief Operating Officer of the Company to fill the outstanding vacancies. There are no family relationships between Mr. Adler, Mr. Tuffin and any other executive officers or directors of the Company.  Neither Mr. Adler nor Mr. Tuffin were selected as President, Chief Operating Officer or Chief Executive Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The following is a brief account of the education and business experience of the newly-appointed executive officers of the Company during at least the past five years, indicating the person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Adam Adler, Chief Executive Officer

In 2005, Mr. Adler co-founded the Ultimate Social Network, Inc. ("USNI") and served as its CEO until its acquisition in 2007, producing the world’s largest modeling contest website, and eventually bringing the company to the public market. USNI partnered with the world-renown modeling agency Michele Pommier Talent Group, producing the Ultimate College Model. Mr. Adler and his team developed one of the most extensive modeling and networking databases on the Internet. The social networking and modeling contest website worked with many Fortune 500 companies, of which Mr. Adler built and maintained close relationships with.

Brian Tuffin, President, Chief Operating Officer

Mr. Tuffin began his career at Procter & Gamble in 1988 and advanced through several sales and marketing positions as he elevated through the consumer product giant, then PepsiCo, Kraft and SC Johnson over the next 20 years. Mr. Tuffin spent two years working around the world helping build global capabilities for SC Johnson prior to serving as President of the Canadian Company for SC Johnson from March 2000 to December 2004 where he led corporate performance 4 of his 5 years. In December 2004, Mr. Tuffin partnered with the Clairvest Group to acquire ObusForme and Moller Back Support Systems and created Integral Orthopedics Inc., an orthopedic consumer product manufacturer for which he served as the Chief Executive Officer until 2008. Since then, Mr. Tuffin has been an investor and operating board member in various medical & consumer products companies.

Mr. Tuffin has substantial industry and management experience, having served in senior management positions for the last 23 years.  He has experience in medical and consumer product fields and is uniquely qualified to bring strategic insight, experience and in-depth knowledge to the Company. Mr. Tuffin has a dual BS degree from the Ohio State University and is a proud alumnus of the Harvard Business School.

Item 9.01.   Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d) Exhibits.

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Exchange Agreement, dated as of April 14, 2011, between the Company and Maurice E. Durschlag, Adam Adler, Lenny Adler and Brian Tuffin.*
10.2	Consulting Agreement, dated as of April 14, 2011, between the Company and Maurice E. Durschlag.*
10.3	Employment Agreement, dated as of April 14, 2011, between the Company and Adam Adler.*
10.4	Employment Agreement, dated as of April 14, 2011, between the Company and Brian Tuffin.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

Date: April 14, 2011	By:	/s/ Aitan Zacharin
	Name:	Aitan Zacharin
	Its:	Chief Marketing Officer and Chief Information Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Exchange Agreement, dated as of April 14, 2011, between the Company and Maurice E. Durschlag, Adam Adler, Lenny Adler and Brian Tuffin.*
10.2	Consulting Agreement, dated as of April 14, 2011, between the Company and Maurice E. Durschlag.*
10.3	Employment Agreement, dated as of April 14, 2011, between the Company and Adam Adler.*
10.4	Employment Agreement, dated as of April 14, 2011, between the Company and Brian Tuffin.*

*Filed herewith.